Exhibit 10.23

AMENDMENT NO. 3

TO THE 2006 LONG TERM INCENTIVE PLAN FOR

NON-EMPLOYEE DIRECTORS OF THE COOPER COMPANIES, INC.

WHEREAS, The Cooper Companies, Inc. (the “Company”) has adopted the 2006 Long Term Incentive Plan for Non-Employee Directors of the Cooper Companies, Inc. (the “Plan”); and

WHEREAS, Section 11 of the Plan permits the Board of Directors of the Company to amend the Plan, subject to certain limitations; and

WHEREAS, the Board of the Company desires to amend the Plan to reduce the amount and adjust the vesting of the annual grant of restricted stock under Section 6(a) of the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST: Section 6(a) of the Plan is hereby amended by deleting the number “2,000” and wherever it appears and replacing it with “1,600” throughout.

SECOND: Section 6(d) of the Plan is hereby amended by replacing the second paragraph in its entirety with the following:

“Restrictions on Restricted Stock purchased pursuant to each Annual Restricted Stock Grant or Mid-Year Restricted Stock Grant shall be removed upon the first anniversary of the date of grant.”

THIRD: The provisions of the First Paragraph hereof shall be effective October 30, 2008.

FOURTH: Except to the extent herein above set forth, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to the Plan to be executed by a duly authorized officer of the Company.

THE COOPER COMPANIES, INC.

By:	/s/ Carol R. Kaufman
Carol R. Kaufman
Title:	Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer